EXHIBIT 10.6.2

AMENDMENT 2013-1

THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES

DEFERRED COMPENSATION AND INCENTIVE PLAN

(as amended and restated as of January 1, 2012)

WHEREAS, The PNC Financial Services Group, Inc. (“PNC”) sponsors The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan (the “Plan”);

WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and

WHEREAS, PNC wishes to amend the Plan to (i) clarify eligibility to participate in the Plan following separation from service; (ii) clarify the delegation authority of the Plan administrator; and (iii) make certain other clarifying changes.

NOW, THEREFORE, IT IS RESOLVED, that, effective as of January 1, 2013, the Plan is hereby amended as follows:

1. Section 2 of the Plan (“Eligibility For Participation”) is amended in its entirety to read as follows:

“SECTION 2

ELIGIBILITY FOR PARTICIPATION

In general, an Employee may be eligible to participate in the Plan for a Plan Year if, as of the Eligibility Determination Date (i) the Employee is an Active Employee and (ii) the sum of the Employee’s Annualized Base Salary plus Year-to-Date Short-Term Incentive Pay exceeds the Compensation Threshold. The decision as to whether an Employee is eligible to participate in the Plan is reserved to the Plan Manager in his or her sole discretion. For the avoidance of doubt, a Participant who experiences a “deemed” Severance from Service as set forth in Section 1.42 shall not be eligible to participate in the Plan for a Plan Year unless and until the Plan Manager, in his or her sole discretion, makes a determination that such Participant again is eligible.”

2. The second sentence of Section 1.16 of the Plan (“Deferral Election”) is amended to delete “the Committee” and replace it with “the Committee or its delegate”.

3. The first sentence of Section 3.4 of the Plan (“Modification of Distribution Elections”) is amended to delete the period and thereof and replace it with “; provided further that, for the avoidance of doubt, any such Subsequent Deferral Election shall become irrevocable as of the date that is 12 months prior to the previously designated Distribution Event with respect to which the Subsequent Deferral Election is made.”

4. Section 9 of the Plan (“Administration; Delegation”) is amended in its entirety to read as follows:

“SECTION 9

ADMINISTRATION; DELEGATION

The Committee or its delegate, as the case may be, including, without limitation, the Plan Manager with respect to claims pursuant to Section 8.1, will have absolute authority to determine eligibility for benefits and administer, interpret, construe and vary the terms of the Plan; provided, however, that after a Change in Control, the Committee or its delegate will be subject to the direction of the trustee of the Trust with respect to the exercise of the authority granted by this Section 9 and elsewhere in this Plan.

This Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and will be administered in a manner consistent with that intent.

The Board, the Committee or their respective delegates may, in their sole discretion, delegate authority hereunder, including, but not limited to, delegating authority to modify, amend, administer, interpret, construe or vary the Plan, to the extent permitted by applicable law or administrative or regulatory rule.

All administrative costs and expenses of the Plan, to the extent permitted under applicable law, will be allocated among and deducted from Accounts of all Participants on a pro rata basis in accordance with procedures determined by the Plan Manager.”

5. Section 13.1 of the Plan (“Liability of the Board and Committee”) is amended in its entirety to read as follows:

“13.1 Liability of Board, Committee and Plan Manager

Neither the Board, the Committee, the Plan Manager nor their respective delegates will be liable to any person for any action taken or admitted in connection with the administration, interpretation, construction or variance of the Plan.”

6. The first paragraph of Section 13.7 of the Plan (“Construction”) is amended in its entirety to read as follows:

“No rule of strict construction shall be applied against the Corporation, any Affiliate, the Committee, the Board, the Plan Manager or any other person regarding the interpretation of any terms of this Plan or any rule or procedure established by the Committee, the Plan Manager or their respective delegates.”

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Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 20th day of December, 2013 pursuant to the authority delegated by the PNC’s Personnel and Compensation Committee.

/s/ Joan L. Gulley
Joan L. Gulley
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2013-1 to

The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan]